Exhibit 13(b)

APPENDIX A TO DISTRIBUTION AND SERVICE PLAN

BLACKROCK FUNDS II

Name of Portfolio	Class of Shares	Distribution Fee	Service Fee
BlackRock 20/80 Target Allocation Fund	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%
	Class R	.25%	.25%
BlackRock 40/60 Target Allocation Fund	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%
	Class R	.25%	.25%
BlackRock 60/40 Target Allocation Fund	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%
	Class R	.25%	.25%
BlackRock 80/20 Target Allocation Fund	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%
	Class R	.25%	.25%
BlackRock Dynamic High Income Portfolio	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%
BlackRock Global Dividend Portfolio	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%
BlackRock Managed Income Fund	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%

Name of Portfolio	Class of Shares	Distribution Fee	Service Fee
BlackRock Multi-Asset Income Portfolio	Institutional	0%	0%
	Investor A	0%	.25%
	Investor C	.75%	.25%
BlackRock Retirement Income 2030 Fund	Institutional	0%	0%
	Investor A	0%	.25%
BlackRock Retirement Income 2040 Fund	Institutional	0%	0%
	Investor A	0%	.25%

Release. The names “BlackRock Funds II” and “Trustees of BlackRock Funds II” refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 26, 2007, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund, as may be amended from time to time. The obligations of “BlackRock Funds II” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.

- Signature page follows -

Agreed to and accepted as of April 8, 2022.

BLACKROCK FUNDS II

By:	/s/ John Perlowski
Name: John Perlowski
Title: President and Chief Executive Officer